Exhibit 10.31

RESTRICTED STOCK UNIT AWARD AGREEMENT

MY SIZE, INC.

2017 EQUITY INCENTIVE PLAN

1. Award of Restricted Stock Units. Pursuant to the My Size, Inc. 2017 Equity Incentive Plan and the Israel Grantee Sub-Plan thereto (together the “Plan”) for key employees, key contractors, and outside directors of My Size, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (collectively, the “Group”),

[●]

(the “Participant”)

has been granted an Award, in accordance with the Plan for [●] Restricted Stock Units (the “Awarded Units”) under section 3(i) of the Israeli Income Tax Ordinance [New Version] 5721-1961 (the “ITO”), which may be converted into the number of shares of Common Shares of the Company equal to the number of Restricted Stock Units, subject to the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement (this “Agreement”). The “Date of Grant” of this Award is [●]. Each Awarded Unit shall be a notional share of Common Shares, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Shares at any time.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of this Agreement, this Agreement shall control. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting; Time of Delivery of Shares. Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested RSUs.” All other Awarded Units are collectively referred to herein as “Unvested RSUs.”

a. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Units shall vest on [●], provided that the Participant has continuously provided services to the Company or its Subsidiaries through that date.

b. Notwithstanding the foregoing, upon a Change in Control (as defined in the Plan), the total Awarded RSUs not previously vested shall thereupon immediately become fully vested.

c. For purposes hereof, the following capitalized term shall have the meaning set forth below:

“Termination of Service” occurs when a Participant who is (i) an employee of the Company or any Subsidiary ceases to serve as an employee of the Company and its Subsidiaries, for any reason; (ii) an outside director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a contractor of the Company or a Subsidiary ceases to serve as a contractor of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an employee becomes an outside director or contractor or vice versa. Notwithstanding the foregoing provisions of this definition of “Termination of Service”, in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

d. Subject to the provisions of the Plan and this Agreement, upon the vesting of Awarded Units, or as soon as practicable following vesting, and in no event, later than sixty (60) days after vesting of Awarded Units, the Company shall convert the Vested RSUs into the number of whole shares of Common Shares equal to the number of Vested RSUs and shall deliver to the Participant or the Participant’s personal representative a number of shares of Common Shares equal to the number of Vested RSUs credited to the Participant.

4. Forfeiture of Awarded Units. Upon the Participant’s Termination of Service (the date of such termination, “Termination Date”), the Participant shall automatically forfeit all of the Participant’s Unvested RSUs. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Unvested RSUs shall cease and terminate, without any further obligations on the part of the Company.

5. Who May Receive Converted Awarded Units. During the lifetime of the Participant, the Common Shares received upon conversion of Awarded Units may only be received by the Participant or his or her legal representative. If the Participant dies after vesting but prior to the date his or her Awarded Units are converted into shares of Common Shares as described in Section 3 above, the Common Shares relating to such converted Awarded Units may be received by any individual who is entitled to receive the property of the Participant pursuant to the Participant’s will or applicable laws of descent and distribution.

6. No Fractional Shares. Awarded Units may be converted only with respect to full shares, and no fractional share of Common Shares shall be issued.

7. Nonassignability. The Awarded Units are not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

8. Rights of a Stockholder. The Participant will have no rights as a stockholder with respect to any shares covered by this Agreement until the issuance of a certificate or certificates to the Participant or the registration of such shares in the Participant’s name for the shares of Common Shares. The Awarded Units shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 9 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates. The Participant, by his or her execution of this Agreement, agrees to execute any documents requested by the Company in connection with the conversion of the Awarded Units into shares of Common Shares pursuant to this Agreement.

9. Adjustment of Number of Awarded Units and Related Matters. The number of shares of Common Shares covered by the Awarded Units shall be subject to adjustment in accordance with Section 12 of the Plan.

10. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

11. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to issue any shares of Common Shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Participant are subject to all Applicable Laws, rules, and regulations.

12. Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

13. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

14. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any of its Subsidiaries, whether as an employee, contractor, or outside director, or interfere with or restrict in any way the right of the Company or any of its Subsidiaries to discharge the Participant as an employee, contractor or outside director at any time.

15. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

16. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

17. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

18. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

19. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend this Agreement and the Plan to the extent permitted by the Plan.

20. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

21. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

22. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

My Size, Inc.

HaYarden 4

POB 1026

Airport City, Israel 7010000

Attn: Or Kles

b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.

23. Section 409A; Six Month Delay. Notwithstanding anything herein to the contrary, in the case of a distribution of shares of Common Shares on account of any Termination of Service, other than death, a distribution of the number of such shares, determined after application of the withholding requirements set forth in Section 24 below, on behalf of the Participant, if the Participant is a “specified employee” as defined in § 1.409A-1(i) of the Final Regulations under Section 409A of the Code, to the extent otherwise required under Section 409A of the Code, shall not occur until the date which is six (6) months following the date of the Participant’s Termination of Service (or, if earlier, the date of death of the Participant).

24. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement. Notwithstanding anything to the contrary, the Company or any Subsidiary shall be under no duty to ensure, and no representation or commitment is made, that the Award qualifies or will qualify under any particular tax treatment, nor shall the Company or any Subsidiary be required to take any action for the qualification of the Award under such tax treatment. If the Award does not qualify under any particular tax treatment it could result in adverse tax consequences to the Participant. By signing below, the Participant agrees that the Company and its employees, directors, officers and shareholders or any Subsidiary shall not be liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination, nor will any of them have any liability of any kind or nature in the event that the Award does not qualify for any particular tax treatment. Unless the Company otherwise consents in writing to an alternative withholding method, the Company, or if applicable, any Subsidiary (for purposes of this Section 24, the term “Company” shall be deemed to include any applicable Subsidiary) shall have the right to deduct from all amounts paid in cash or other form (including any proceeds derived from selling of Company’s shares by the Participant even if delivered) in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Agreement. The Company shall be permitted to withhold the number of shares to be delivered upon the conversion of the Awarded Units with an aggregate Fair Market Value that equals (but does not exceed) the amount of any federal, state, local, or other taxes required by law to be withheld in connection with this Agreement. However, if the Participant is a “specified employee” as defined in §1.409A-1(i) of the Final Regulations under Section 409A of the Code who is subject to the six (6) months delay provided for in Section 23 above, the Company shall be permitted to withhold the number of shares attributable to the employment taxes on the date of the Participant’s Termination of Service and to withhold the number of shares attributable to the income taxes on the date which occurs six (6) months following the date of the Participant’s Termination of Service (or, if earlier, the date of death of the Participant), to the extent required to comply with Section 409A of the Code.

The Company may, in its sole discretion and prior to the date of conversion, also permit the Participant receiving shares of Common Shares upon conversion of Awarded Units to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Agreement. Such payments shall be required to be made prior to the delivery of any certificate representing shares of Common Shares. Such payment, if the Company, in its sole discretion, so consents in writing, may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) the actual delivery by the Participant to the Company of shares of Common Shares that the Participant has not acquired from the Company within six (6) months prior to the date of conversion, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) the Company’s withholding of a number of shares to be delivered upon the conversion of the Awarded Units, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant (including any proceeds derived from selling of Company’s shares by the Participant even if such shares were delivered).

Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local withholding taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Awarded Units or the issuance of shares under the Awarded Units; provided, that, the Awarded Units shall be forfeited if the Participant or the Participant’s legal representative does not satisfy such withholding obligation (or demonstrated exemption from such withholding obligation, if applicable) within seven (7) days following vesting. Participant is ultimately liable and responsible for all taxes owed in connection with the Awarded Units and the underlying shares, regardless of any action the Company takes with respect to any tax withholding obligations that arise in connection with the Awarded Units, and in the event of death, by the Participant’s heirs. THE PARTCIPANT IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR VESTING IN AWARDED UNITS OR DISPOSING OF THE UNDERLYING SHARES. The Company may refuse to deliver any Shares if the Participant fails to comply with the Participant’s obligations in connection with the taxes as described in this section. Any fees associated with any vesting, sale, transfer or any act in relation to the Awarded Units and the underlying shares, shall be borne by the Participant. The Company shall be entitled to withhold or deduct such fees from payments otherwise due.

The Participant agrees to indemnify the Company and hold it harmless from any and all liability for any such tax and/or other mandatory payments or interest or penalty thereupon, including without limitation liabilities relating to the necessity to withhold, or to have withheld, any such tax and/or other mandatory payments from any payment made to the Participant.

Further, by accepting this Award (including by way of electronic acceptance), Participant declares that he or she: (i) accepts these Awarded Units subject to all of the terms and provisions of this Agreement and the Plan; (ii) has reviewed the Agreement, the Plan, the Israel Grantee Sub-Plan in their entirety; (iii) has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement, the Israel Grantee Sub-Plan and the Plan; (iv) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board (or the Committee, as applicable) upon any questions arising under the Israel Grantee Sub-Plan, the Plan or this Agreement;

* * * * * * * *

[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

MY SIZE, INC.

By:
Name:
Title:

PARTICIPANT: [●]

Signature

Name:

Address:

Date of Signature